UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2008

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DNAPrint Genomics, Inc.

 (Exact name of registrant as specified in its charter)

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Utah	0-31905	59-2780520
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1621 West University Parkway, Sarasota, FL  34243

 (Address of Principal Executive Office) (Zip Code)

(941) 366-3400

 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02

TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On February 25, 2008, the Laboratory for Translational Research at Harvard Medical School gave notice to the Registrant that the Registrant must pay $261,346 that is owed plus interest within 30 days or the exclusive license agreement with Harvard College for sponsored research and the clinical development and commercialization of a diagnostic test targeting early identification of the population at risk of developing vascular diabetic complications would be terminated.  The Registrant does not currently have the funds to pay these overdue amounts and anticipates this agreement will be terminated.  As a result of this termination, the Registrant will no longer be able to conduct its CD-59 project.

ITEM 2.06

MATERIAL IMPAIRMENTS

Based upon the downsizing of its Richmond, California operations (Trace Genetics, Inc.), the Registrant anticipates that it will write off assets on its balance sheet relating to previous intangible assets associated totaling $75,000.

ITEM 5.02

DEPARTURE OF CERTAIN OFFICER AND COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Ms. Karen L. Surplus resigned as our Chief Financial Officer on February 26, 2008.  The executive officers (Mr. Richard Gabriel, Dr. Hector Gomez and Dr. Tony Frudakis) have not been paid since January 4th, 2008, but continue to perform services.

ITEM 8.01

OTHER EVENTS

The Registrant anticipates that it will not have sufficient cash resources to be able to pay outstanding fees to its auditors and consultants necessary for the preparation of its 2007 10-KSB filing.  Accordingly, it is anticipated that the Registrant will become ineligible for trading on the OTC.BB and that its shares will be traded on the pink sheets.

The Registrant continues to be in default of $4.4 million of notes payable to Dutchess Private Equities Fund, II, L.P and has accrued $1.7 million for penalties.

The Registrant is in default of a loan that matured on December 31, 2007 with the Registrant’s Chief Scientific Officer which totaled $257,147 with $22,459 of accrued interest at January 31, 2008.

The Registrant has received a notice of default and cancellation under its service agreement with KBI BioPharma for services to be provided for the production development our Erythropoietin (“EPO”) product.  KBI is pursuing payment of $816,671 from the Registrant.

The Registrant is in default of a convertible debenture that matured on November 15, 2007 with La Jolla Cove Investors, Inc. which currently totals $14,805.

The Registrant is unable to pay its accounts payable, capital leases, accrued expenses and accrued compensation of approximately $4.5 million and is expecting to receive legal notifications for non-payment of amounts owed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DNAPrint Genomics, Inc.

By:	/s/ Richard Gabriel
Richard Gabriel
Chief Executive Officer & President